UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 6, 2024
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Hyzon Motors Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39632	82-2726724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
599 South Schmidt Road Bolingbrook, IL		60440
(Address of principal executive offices)		(Zip Code)
(585)-484-9337
(Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	HYZN	NASDAQ Capital Market
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	HYZNW	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

As previously disclosed on a Current Report on Form 8-K filed by Hyzon Motors Inc. (the “Company”) on August 21, 2024, the Company held its 2024 Annual Meeting of Stockholders on August 21, 2024 (the “2024 Annual Meeting”) and, at the 2024 Annual Meeting, the Company’s stockholders approved an amendment (the “Amendment”) to our Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s Class A common stock, par value $0.0001 per share (the “Class A common stock”), at a ratio ranging from 1:20 to 1:50 (the “Reverse Stock Split”), with the final decision as to whether to proceed with the Reverse Stock Split and the exact ratio of the Reverse Stock Split to be determined by our board of directors (the “Board”), in its sole discretion, following such approval, at any time prior to the one-year anniversary of the 2024 Annual Meeting.

The Board subsequently approved effecting the Reverse Stock Split, effective September 11, 2024, and fixed a ratio for the Reverse Stock Split at a ratio of 1:50. On September 6, 2024, the Company filed the Amendment to the Certificate of Incorporation attached hereto as Exhibit 3.1 with the Secretary of State of the State of Delaware. The Amendment will effect the Reverse Stock Split at a ratio of 1:50 effective as of 12:01 a.m., Eastern Time, on September 11, 2024 (the “Effective Time”).

As of the date of this Current Report on Form 8-K, the Company had approximately 272.5 million shares of Class A common stock issued and outstanding. As a result of the Reverse Stock Split, every fifty (50) shares of Class A common stock will be automatically combined into one share of Class A common stock, and the number of authorized shares of Class A common stock will be reduced proportionally from 1,000,000,000 to 20,000,000. No fractional shares shall be issued and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Class A common stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Class A common stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the product of the closing sales price of the Class A common stock on The Nasdaq Capital Market on the date that is immediately prior to the Effective Time and the amount of the fractional share.

All outstanding options, warrants, restricted stock units, performance stock units, and similar securities entitling their holders to receive or purchase shares of Class A common stock will be adjusted as a result of the Reverse Stock Split, as required by the terms of each security. The Reverse Stock Split will not reduce the number of authorized shares of preferred stock of the Company and will not change the par value of the Class A common stock or the preferred stock.

For more information about the Reverse Stock Split, see the definitive proxy statement for the 2024 Annual Meeting filed by the Company with the Securities and Exchange Commission on July 29, 2024, the relevant portions of which are incorporated herein by reference (the “2024 Proxy Statement”). The description of the Amendment in the 2024 Proxy Statement and in this Current Report on Form 8-K are both qualified in their entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

On September 6, 2024, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is filed herewith as Exhibit 99.1 hereto.

Item 5.03 Amendments to articles of incorporation or bylaws; change in fiscal year.

To the extent required by Item 5.03 of Form 8-K, the information contained in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
3.1	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Company, as amended, effective September 11, 2024
99.1	Press release issued September 6, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYZON MOTORS INC.

Date: September 6, 2024	By:	/s/ Parker Meeks
	Name:	Parker Meeks
	Title:	Chief Executive Officer